PROMISSORY NOTE

September 30th 2010

Mr. Philip W. Night

Prominence Capital, LLC

12835 East Arapahoe Rd.

Penthouse 850# Tower One

Englewood, Colorado 80112

RE: “$144,000 CONVERTABLE PROMISSORY NOTE”

Mr. Prominence:

            In accordance with the Confidential Settlement Agreement, the undersigned, a duly formed and organized Delaware corporation at 1327 Ocean Avenue Suite M, Santa Monica California 90401 promises to pay to Prominence Capital, LLC, a business advisory firm, at 12835 East Arapahoe Rd. Penthouse 850# Tower One, Englewood, Colorado 80112 a cash payment, the sum of one hundred and forty-four thousand (“$144,000”) dollars, together with simple interest at the rate of six percent (6%) per annum from this date until paid or the maturity date one year from the date of this Corporate Promissory Note, principal and interest payable in lawful money of the United States of America. The Note holder has the right to convert this note at their discretion into the Company’s Common stock at a conversion rate and share price to be determined by the Company and Prominence.

Terms of One Year Corporate Promissory Note

Amount:                                              $144,000

Interest:                                               6%

Term:                                                   One Year

Maturity Date:                                                September 30th, 2011

Conversion to Common Stock:           At the Request of Note Holder

            Upon default in payment at maturity, interest shall continue to accrue at the rate stated above. In case payment shall not be made at maturity, the undersigned further promises to pay all costs of collection and reasonable attorney’s fees.

            This Convertible Promissory Note is hereby fully secured by all assets of Roth Kline, Inc. and shall be deemed to be a fully secured Convertible Promissory Note.

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This Convertible Promissory Note is made and entered into under the laws of the State of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California.

IN WITNESS WHEREOF, the Company’s officer fully authorized has executed this Convertible Promissory Note, to be effective on the last date executed below.

September 5, 2010

            Roth Kline, Inc.

By:      /s/ Edward W. Withrow III

            Edward W. Withrow III

Its:       President

            1327 Ocean Avenue Suite M

            Santa Monica, CA 90401

Tel:      (310) 699-2098

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